UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 29, 2012

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

9 North West Fourth Ring Road Yingu Mansion Suite 1708
Haidian District Beijing, People’s Republic of China 100190
(Address of principal executive offices)

+86 10 82525361
(Registrant's telephone number, including area code)

__________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On June 29, 2012, China Advanced Construction Materials Group, Inc. (the “Company”) held an annual meeting of its shareholders at which a majority of the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, until a successor has been duly elected and qualified or the director’s earlier resignation, death or removal, and (ii) approved the appointment of Friedman LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

The Company’s inspector of elections reported the vote of the stockholders as follows:

Proposal 1: The election of directors.

			Votes		Broker
Name	Votes For	Withheld	Against	Abstentions	Non-Votes
Xianfu Han	9,937,708	814,734	-	-	-
Weili He	9,939,200	813,242	-	-	-
Tao Jin	9,944,200	808,242	-	-	-
Xinyong Gao	9,944,460	807,982	-	-	-
Ken Ren	9,944,460	807,982	-	-	-

Proposal 2: The appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2012.

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
10,590,007	145,635	16,800	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2012	CHINA ADVANCED CONSTRUCTION
MATERIALS GROUP, INC.

By: /s/ Xianfu Han
Xianfu Han
Chief Executive Officer